Exhibit 16.1

August 19, 2016

Securities and Exchange Commission

100 F. Street, NE

Washington, D.C. 20549

Commissioners:

We are the predecessor independent auditor under the AICPA standards for FB Financial Corporation, a Tennessee corporation (the “Company”). We have read the Company’s statements included under the section titled “Change in accountants” on Form S-1 filed on August 19, 2016, and we agree with such statements concerning our firm.

Yours very truly,

HORNE LLP

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